UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Viggle Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) 902 Broadway, 11th Floor New York, New York (Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	33-0637631 (I.R.S. Employer Identification No.) 10010 (Zip Code)
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
Securities Act registration statement file number to which this form relates (if applicable): 333‑193254
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
The information required by this item is contained in the section entitled “Description of Capital Stock” in the Registration Statement on Form S-1 of Viggle Inc. (the “Registrant”), Registration No. 333-193254, as originally filed with the Securities and Exchange Commission on January 10, 2014, as subsequently amended by any amendments to such Registration Statement (the “Registration Statement”). This information is incorporated herein by reference. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 24, 2014

VIGGLE INC. By: /s/ Robert F.X. Sillerman Name: Robert F.X. Sillerman Title: Chief Executive Officer